RED OAK PARTNERS, LLC
145 4th Avenue, Suite 15A | New York, New York 10003
 Telephone (212) 614-8952 | Facsimile (646) 390-6784


March 19, 2009


CLST Holdings, Inc.
17304 Preston Road, Suite 420
Dallas, Texas 75252
Attention: Robert A. Kaiser

Re:	Director Nominations

Dear Mr. Kaiser/Corporate Secretary:

Your public press release (dated Friday March 13, 2009) announcing the annual meeting of stockholders did not specify whether this was for the 2008 or 2009
meetings or both.   If the intent is to solely hold the 2009 meeting and thus
effectively skip the 2008 meeting (and thus skip the Director elections for the expired 2008 class) then we will seek to compel a 2008 annual meeting coincident with the 2009 annual meeting via Section 211 of Delaware Law under the same argument used by Tim Durham's group in 2007. We are sending you this notice that we intend to nominate four directors for election to the Company's board of directors at the upcoming annual meeting - Charles Bernard and Tobin Walker to be nominated for election for the Director class which expired in 2008 and David Sandberg and Adrian Pertierra to be nominated for election for the Director class expiring in 2009. We intend to deliver a proxy statement and form of proxy to holders of at least the percentage of the Common Stock required under applicable law to elect our nominees.

In accordance with requirements under Article 9 (C) of the Company's Certificate of Incorporation filed with the state of Delaware, enclosed is the required information for such nominations:

Stockholder who intends to make the nominations:
The Red Oak Fund, L.P.
Address:	145 4th Avenue, Suite 15A, New York, NY 10003

The Red Oak Fund, L.P. ("RO Fund") is the registered holder at the above address of 1,000 shares [represented by certificate No._C5020] of common stock of CLST Holdings, Inc. ("CLST" or the "Company"), a Delaware corporation. The RO Fund also beneficially owns 3,341,106 shares of the common stock of CLST, representing 16.3% of all outstanding shares of CLST based on the 20,553,205 shares of common stock outstanding as of October 8, 2008 as reported by CLST. Based on the number of shares outstanding as of that reporting date, RO Fund is the Company's largest shareholder. Red Oak Partners, LLC ("RO Partners") is the general partner of RO Fund, and David Sandberg is the managing member of RO Partners, such that RO Partners, the RO Fund, and David Sandberg have shared power to vote or direct the vote of, or to dispose or direct the disposition of the 3,341,106 shares of common stock held by RO Fund. RO Fund intends to appear in person through its representatives or by proxy at the meeting to nominate the persons specified in this notice.

Information on each Nominee:

Charles Bernard, age 36
Business Address:	32065 Castle Ct , Suite 100, Evergreen, CO 80439
Residence Address:	11 South Jackson St, Denver, CO 80209
Managing Director, White Peaks Asset Management

Tobin Walker, age 38
Business Address:	112 E. Pecan Street #806, San Antonio, TX 78205
Residence Address:	425 King William Street San Antonio, TX  78204
CIO and CEO, Black Swan Advisors, LP

David Sandberg, age 36
Business Address:	145 4th Avenue, Suite 15A, New York, NY 10003
Residence Address:	121 Hillair Circle, White Plains, NY 10605
Managing Member and Portfolio Manager, Red Oak Partners, LLC

Adrian Pertierra, age 37
Business Address:	145 4th Avenue, Suite 15A, New York, NY 10003
Residence Address:	222 East 19th St., Apt. 4E, New York, NY 10003
Senior Analyst, Red Oak Partners, LLC


RO Partners manages the investments of, and has the authority to make investment decisions on behalf of, Bear Market Opportunity Fund, L.P., which Mr. Walker beneficially owns. Mr. Bernard is a manager of White Peaks Holdings LLC. White Peaks Holdings LLC, and Red Oak Partners, LLC are both managers of Pinnacle Partners, LLC, the general partner of Pinnacle Fund, LLLP. White Peaks Holdings, LLC and Red Oak Partners LLC are both managers of Pinnacle Capital, LLC, the investment advisor of Pinnacle Fund, LLLP. Red Oak Partners, LLC, as manager of the Pinnacle Capital, LLC, has authority to make investment decisions on behalf of Pinnacle Fund, LLLP. David Sandberg, RO Partners, RO Fund, Bear Market Opportunity Fund, L.P., Pinnacle Partners, LLC and Pinnacle Fund, LLLP collectively filed a Schedule 13D dated February 18, 2009, including an amendment thereto dated March 3, 2009, reporting their beneficial ownership of CLST stock. Attached as Exhibit A are true and correct copies of that
Schedule 13D and amendment, serving as documentary evidence of the current ownership interests of David Sandberg, RO Partners, RO Fund, Bear Market Opportunities Fund, L.P., Pinnacle Partners, LLC and Pinnacle Fund, LLLP.

Other than the shares beneficially owned by Bear Market Opportunity Fund, L.P., Mr. Walker does not own any CLST securities. Other than the shares beneficially owned by Pinnacle Fund, LLLP, none of Mr. Bernard, Pinnacle Capital, LLC, Pinnacle Partners, LLC or White Peak Holdings LLC owns any CLST securities. Mr. Pertierra does not beneficially own any CLST securities.

None of the proposed nominees has during the past five years (1) filed a petition under federal bankruptcy laws or any state insolvency law, (2) been convicted in a criminal proceeding or been a named subject of a criminal proceeding (excluding traffic violations and other minor offices), (3) been found by any court or competent jurisdiction to have violated any federal or state securities law or federal commodities law, or (4) been the subject of any order, judgment or decree limiting him from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity.

Attached as Exhibit B is a description of the principal occupation or employment of each nominee during the past five years. Also attached as Exhibit C is the consent of each nominee to serve as a director if so elected. Our representative will appear in person at the meeting to nominate our nominees.


Kind Regards,




THE RED OAK FUND, L.P.

By:	RED OAK PARTNERS LLC,
	its general partner


	   By:	______________________________
		David Sandberg, Managing Member




EXHIBIT A

SCHEDULE 13D AND AMENDMENT

(see attached)


EXHIBIT B

DIRECTOR NOMINEE BIOGRAPHIES


CHARLES BERNARD has been the Managing Director of White Peaks Asset Management since its 2002 inception. Prior to that he was the portfolio manager of Vision Quest Capital from 1998-2001. Mr. Bernard received a BBA in Finance and a BA in Economics from the University of Iowa.


TOBIN WALKER is the Chief Investment Officer and Chief Executive Officer of Black Swan Advisors, LP, a registered investment advisor that he founded in
2006.   Previously, Mr. Walker was a founding partner of the Quantitative
Group, a wealth management firm founded in 2004. Mr. Walker graduated cum laude and received a BA in International Relations from Claremont McKenna College.


DAVID SANDBERG is a managing member, founder, and portfolio manager of Red Oak Partners, LLC, a NY-based hedge fund, since its March 2003 inception. Previously, Mr. Sandberg co-managed JH Whitney & Co's Green River Fund from 1998-2002. Mr. Sandberg received a BA in Economics and a BS in Industrial Management from Carnegie Mellon University.


ADRIAN PERTIERRA is the Senior Analyst at Red Oak Partners, LLC, a NY-based hedge fund. Prior to joining Red Oak in 2007, Mr. Pertierra served as Vice President of Global Markets at Deutsche Bank Alternative Trading. Prior to that, Mr. Pertierra worked at Tradition Asiel Securities, Inc. Additionally, Mr. Pertierra was a Vice President of Institutional Equity Sales and Trading at BGC Partners, LP. Mr. Pertierra received a BA in Economics from the College of Holy Cross.




EXHIBIT C

CONSENTS OF NOMINEES

(see attached)

From: Charles Bernard [mailto:charles@whitepk.com]
Sent: Wednesday, March 18, 2009 8:23 PM
To: David Sandberg
Subject:













I hereby consent to serve as a director of CLST Holdings, ticker CLHI.PK, if so elected







Charles Bernard





White Peaks Asset Management LLC

32065 Castle Court

Evergreen, Colorado 80439



(303) 322-1163 Office

(303) 725-1442 Cell

charles@whitepk.com



******************* PLEASE NOTE ******************* This E-Mail/telefax message and any documents accompanying this transmission may contain privileged and/or confidential information and is intended solely for the addressee(s) named above. If you are not the intended addressee/recipient, you are hereby notified
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of this E-Mail/telefax information is strictly prohibited and may result in
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documents. Thank you

From: Tobin Walker [mailto:tw@blackswansa.com]
Sent: Wednesday, March 18, 2009 4:50 PM
To: David Sandberg
Subject: FW: CLHI board



I hereby consent to serve as a director of CLST Holdings, ticker CLHI.PK, if so elected.



Tobin Walker



Tobin Walker

Chief Executive Officer & Chief Investment Officer

Direct: 210.477.7616

Fax: 210.477.7611

Toll Free: 866.257.8934

Black Swan Advisors, LP

112 E. Pecan Street #806

San Antonio, TX  78205

tw@blackswansa.com

From: apertierra@redoakpartners.com
Sent: Wednesday, March 18, 2009 12:33 PM
To: David Sandberg
Subject: CLHI Board



I hereby consent to serve as a director of CLST Holdings, ticker CLHI.PK, if so elected.



By: /s/ Adrian Pertierra

Name: Adrian Pertierra





Adrian Pertierra
Senior Analyst
Red Oak Partners, LLC
apertierra@redoakpartners.com
(212) 253-5386 direct
(646) 390-6784 fax
145 Fourth Avenue, Suite 15A
New York , NY 10003

From: David Sandberg
Sent: Thursday, March 19, 2009 2:53 PM
To: David Sandberg
Subject: CLHI Board



I hereby consent to serve as a director of CLST Holdings, ticker CLHI.PK, if so elected.



David Sandberg



David Sandberg
Portfolio Manager
Red Oak Partners, LLC
dsandberg@redoakpartners.com
(212) 614-8952 direct
(646) 773-6277 cell
(646) 390-6784 fax
145 Fourth Avenue, Suite 15A
New York , NY 10003